EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------



                                   State or
                                   Other Jurisdiction             Percentage
Name of Subsidiary                 of Incorporation               Ownership
------------------                 ------------------             ----------

Broadcast International, Inc.      Utah

   BI Purchasing, Inc.             Utah

   CheckRite International, Inc.   Utah
      CheckRite, Ltd.              Colorado
         CheckRite of
           California, Inc.        California
         CheckRite of Kansas City,
           Inc.                    Kansas
         CheckRite of Minnesota,
           Inc.                    Minnesota
         CheckRite of Oregon,
           Inc.                    Oregon
         Lone Star CheckRite,
           Inc.                    Texas
         Market Information
           Corporation             Utah

DBC Securities, Inc.               New York

Data Broadcasting Corporation
  (B.V.I.)                         British Virgin Islands

   New T&T DBC Ltd.                Hong Kong                        49.00

Shark Holdings, Inc.               Delaware

Federal News Service, Inc.         Delaware

Las Vegas Sports Consultants,
  Inc.                             Nevada

Instant Odds Network, Inc.         Nevada

Lawyers Communications
  Network, LLC                     Delaware                         50.00

MarketWatch.com, Inc.              Delaware                         32.70

GTIS Corporation                   Delaware

GTIS Europe Limited                England and Wales

eSignal.com, Inc.                  Delaware


NOTE: All of the subsidiaries listed above are wholly-owned, unless otherwise noted.